Exhibit 10.2
CONSENT OF GUARANTOR
Each of the undersigned guarantors (jointly and severally if more than one, the “Guarantor”) consents to the provisions of the foregoing Amendment (the “Amendment”) and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor’s obligations under its Guaranty Agreements dated April 20, 2010 (collectively if more than one, the “Guaranty”), relating to the Obligations (as defined in the Guaranty Agreements) mentioned in the Amendment, shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.
The Guarantor ratifies and confirms the indemnification, confession of judgment (if applicable) and waiver of jury trial provisions contained in the Guaranty.
WITNESS the due execution of this Consent as a document under seal as of the date of this Amendment, intending to be legally bound hereby.

WITNESS / ATTEST:		MIMI’S CAFÉ, LLC, a Delaware limited liability company

/s/ Janice Woeste		By:	/s/ Paul F. DeSantis	(SEAL)

Print Name:	Janice Woeste	Paul F. DeSantis, Treasurer
Title:

BOB EVANS FARMS, INC., a Delaware corporation

/s/ Janice Woeste		By:	/s/ Paul F. DeSantis	(SEAL)

Print Name:	Janice Woeste	Paul F. DeSantis, Chief Financial Officer, Treasurer and Assistant Secretary
Title:
(Include title only if an officer of entity signing to the right)